Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated December 3, 2020, relating to the financial statements of 7GC & Co. Holdings Inc. as of and for the period ended October 13, 2020, appearing in the Registration Statement on Form S-1, File No. 333-251162.

/s/ WithumSmith+Brown, PC

New York, New York
December 22, 2020